UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): October 24, 2000




                                 ENTRADE INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




   Pennsylvania                        1-15303             52-2153008
----------------------------         -----------        -------------------
(State or other jurisdiction         (Commission        (IRS Employer
  of incorporation)                  File Number)       Identification No.)




             500 Central Avenue, Northfield, Illinois       60093
            -------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)




      Registrant's telephone number, including area code:  (847) 784-3300




                                Not applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)















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ITEM 5. OTHER EVENTS

      On October 24, 2000, Entrade Inc. ("Entrade"), pursuant to an Exchange Agreement attached hereto as Exhibit 10.1, agreed to exchange warrants originally issued in March, 2000, to purchase 1,021,080 shares of the common stock of Entrade at a price of $16.21 per share. Those warrants would have expired in March 2003 and, subject to certain conditions, would have continued to adjust in both share amount and exercise price if Entrade issued additional shares of its common stock or certain equivalents at a price per share below the warrant exercise price of $16.21. The exchange warrants attached hereto as Exhibit 10.2 are to purchase 1,021,080 shares of the common stock of Entrade at a price of $2.875 per share and expire on October 25, 2004. The exchange warrants also provide that the price of the warrants will be reduced to an amount equal to the lowest consideration per share of common stock which the Company issue or sells, or is deemed to issue or sell, for a period of one year after the issuance of the warrants.

However, the exchange warrants do not have a provision that would result in any increase in the number of shares.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Not Applicable.

     (b)   Not Applicable.

     (c)   Exhibits:

            Exhibit No.        Exhibit Description
            -----------        -------------------

               10.1            Exchange Agreement dated as of
                               October 24, 2000.

               10.2            Exchange Warrant



































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                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ENTRADE INC.


                               By:   /s/ Peter R. Harvey
                                     ------------------------------
                                     Peter R. Harvey
                                     Vice Chairman



Date: October 24, 2000



















































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


                                 EXHIBIT INDEX



      Exhibit No.        Exhibit Description
      -----------        --------------------

          10.1           Exchange Agreement dated as of October 24, 2000.

          10.2           Exchange Warrant